UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2022
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The Andersons, Inc.
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(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1947 Briarfield Boulevard
Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)

(419) 893-5050
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.00 par value, $0.01 stated value	ANDE	The NASDAQ Stock Market LLC
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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[☐] Emerging growth company
[☐] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2022, The Andersons, Inc. (the "Company") completed an amendment (the "Amendment") to its credit agreement dated January 11, 2019 with U.S. Bank National Association, as Administrative Agent. The Amendment expands the capacity of the revolving credit facility from $900 million to $1.55 billion and extends the maturity date of the revolving credit facility to March 26, 2027.

The Amendment also extends the maturity dates of the Company's $209.4 million and $140.6 million term loans to March 28, 2029 and March 26, 2027, respectively. Payments on the term loans will continue to be made on a quarterly basis.

Borrowings under the credit agreement will bear interest at variable rates, which are based on the Secured Overnight Financing Rate plus an applicable spread.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description

10.1	CREDIT AGREEMENT DATED AS OF JANUARY 11, 2019 AMONG THE ANDERSONS, INC., THE LENDERS, U.S. BANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT (AMENDED AS OF MARCH 28, 2022)

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

April 1, 2022	By:	/s/ Brian A. Valentine

Brian A. Valentine
Executive Vice President and Chief Financial Officer